Exhibit 99.1


Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

I, K.J. Semikian, the Chief Executive Officer of Telesource International, Inc. ("Telesource"), certify that (i) the Form 10-Q for the quarter ended June 30, 2002 (the "Form 10-Q2") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Telesource.


                                  /s/ K.J. Semikian
                                  ------------------------------------------
                                  K.J. Semikian
                                  Chief Executive Officer
                                  Telesource International, Inc.



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